Exhibit 99.1

BioCardia Announces Helix™ Biotherapeutic Delivery Patent Issuance in Japan

Sunnyvale, Calif. – BioCardia®, Inc. [Nasdaq: BCDA], a company focused on cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases today announces that the Japan Patent Office has granted Patent No: JP7282649B2 titled “Radial and Transendocardial Delivery Catheter” with a patent term that will expire on September 30, 2034.

This patent describes interventional biotherapeutic delivery catheters to deliver biologics to specific target sites from within the heart chamber. The allowed claims cover BioCardia’s helical needle tipped catheter technology platform in existing products and in future products in active development with enhanced features.

“Our Helix™ minimally invasive biotherapeutic delivery platform enables the successful development of cell and gene-based therapies for the heart”, said Dr. Peter Altman, BioCardia CEO. “The Helix platform underlies BioCardia’s cell therapy clinical programs and is actively enabling important therapeutic strategies for select partners. This recent patent issuance provides additional protection to our technology and product offerings in Japan. Developers of cardiac cell-based therapies, including BioCardia, are seeking first approvals to begin marketing for the treatment of heart failure in Japan. A cardiac cell therapy has already been approved in Japan, but it requires surgical open chest delivery, whereas the Helix catheter system delivers the cell therapies it enables in a minimally invasive fashion.”

The Helix transendocardial biotherapeutic delivery system has a small helical needle which engages the heart tissue and is stable within the dynamic beating heart. The platform is believed to be the safest, easiest, and most efficient way to locally deliver biotherapeutics to the heart. It has demonstrated increased effective dosing by three-fold over surgical access intramyocardial biotherapeutic delivery1 and has demonstrated enhanced procedural safety in its clinical experience2.

BioCardia’s cardiac biotherapeutics under development include: BCDA-01, the pivotal CardiAMP® autologous cell therapy in ischemic heart failure with next DSMB scheduled for July 12, 2023, BCDA-02, the pivotal CardiAMP® autologous cell therapy in chronic myocardial ischemia expected to complete its roll in cohort this year, and BCDA-03, the CardiALLO™ allogeneic mesenchymal cell therapy which is expected to treat first patients soon.

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is a developer of two biotherapeutic platforms – the CardiAMP autologous bone marrow derived mononuclear cell therapy for cardiovascular indications, and the NK1R+ allogeneic bone marrow derived mesenchymal stem cell therapies for cardiovascular and pulmonary diseases.  These platforms underlie four product candidates, each with the potential to meaningfully benefit millions of patients. Three of these investigational therapies are enabled by the Company’s proprietary biotherapeutic delivery platforms, which the Company also selectively licenses to other biotherapeutic development firms.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the Company’s investigational product candidates, efforts in having cell therapies initially approved in Japan, the scheduled DSMB review for BCDA-01, the completion of the roll in cohort for BCDA-02, and the treatment of first patients with BCDA-03.  These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate.  Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 29, 2023, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

(1)	Mitsutake Y, Pyum WB, Rouy D, Wong Po Foo C, Stertzer SH, Altman P, Ikeno F. Improvement of local cell delivery using Helix Transendocardial Delivery Catheter in a porcine heart, Int Heart J. 2017.

(2)	Raval AN and Pepine CJ. Clinical Safety Profile of Transendocardial Catheter Injection Systems: A Plea for Uniform Reporting, Cardiovasc Revasc Med, 2021.